SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                              LSI LOGIC CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                              LSI LOGIC CORPORATION

                                ----------------

                    Notice of Annual Meeting of Stockholders
                                   May 1, 2003

                                ----------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of LSI Logic Corporation (the "Company"), a Delaware corporation, will be held on Thursday, May 1, 2003, at 9:00 a.m., local time, at the Fairmont Hotel located at 170 South Market Street, San Jose, CA 95113, for the following purposes:

     1. To elect eight directors to serve for the ensuing year and until their successors are elected.

     2. To approve an amendment to the Company's Amended 1995 Director Option Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,000,000 and to extend the term of the Plan to April 30, 2013.

     3.   To approve the adoption of the 2003 Equity Incentive Plan.

     4. To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for its 2003 fiscal year.

     5. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     These items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 7, 2003, are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

                                        Sincerely,


                                        David G. Pursel
                                        Corporate Secretary

Milpitas, California
March 31, 2003

                             YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to mark, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

                              LSI LOGIC CORPORATION

                                ----------------

                                 PROXY STATEMENT

                                ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of LSI Logic Corporation (referred to as "LSI Logic" or the "Company"), a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on Thursday, May 1, 2003, at 9:00 a.m., local time, or at any adjournment(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The annual meeting will be held at the Fairmont Hotel located at 170 South Market Street, San Jose, CA 95113. The address of the Company's principal executive offices is 1621 Barber Lane, Milpitas, California 95035, and the Company's telephone number is (408) 433-8000.

     These proxy solicitation materials were mailed on or about March 31, 2003, to all stockholders entitled to vote at the meeting.

Record Date; Shares Outstanding

     Stockholders of record at the close of business on the record date of March 7, 2003 (the "Record Date") are entitled to notice of and to vote at the meeting. As of the Record Date, 375,208,474 shares of the Company's common stock, $0.01 par value, were issued and outstanding. On the Record Date, the closing price of the Company's common stock on the New York Stock Exchange was $4.18 per share.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Corporate Secretary of the Company at the Company's principal executive offices a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

     On all matters other than the election of directors, each share has one vote. See "ELECTION OF DIRECTORS -- REQUIRED VOTE." The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Georgeson & Company, Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay Georgeson & Company, Inc. a fee not to exceed $10,000 for its services and will reimburse it for certain out-of-pocket expenses estimated to be $10,000. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by some of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone.

Householding

     In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission ("SEC") called "householding." Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Company's proxy materials unless one or more of these stockholders notifies the

Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

     If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: LSI Logic Corporation, 1621 Barber Lane, MS AD-115, Milpitas, CA 95035, Attn: Investor Relations, or visit the Company's website at www.lsilogic.com. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes cast at the annual meeting with respect to that matter (the "Votes Cast").

     The Company intends to count abstentions for purposes of determining both the presence and absence of a quorum and the total number of Votes Cast with respect to any matter (other than the election of directors). Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be considered to be Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of a plan amendment). However, with respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the certificate of incorporation), a broker non-vote has the same effect as a vote against the proposal.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2004 annual meeting and that stockholders desire to have included in the Company's proxy materials relating to such meeting must be received by the Company no later than December 2, 2003, which is 120 calendar days prior to the anniversary of this year's mail date, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

     If a stockholder wishes to present a proposal at the Company's annual meeting in the year 2004 and the proposal is not intended to be included in the Company's proxy statement relating to that meeting, the stockholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company's Bylaws (the "Bylaw Deadline"), as described below in the section entitled "Other Matters." If a stockholder gives notice of such a proposal after the Bylaw Deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the meeting.

     The SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company's proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the year 2004 annual meeting is February 15, 2004 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, the Company's proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company's year 2004 annual meeting. Because the Bylaw Deadline is not capable of being determined until the Company publicly announces the date for its next annual meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at next year's annual meeting and the Company believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.


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

     The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year's annual meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for this year's annual meeting, which is April 7, 2003 (the seventh day after this proxy statement is mailed).

                               SECURITY OWNERSHIP

Security Ownership

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of the Record Date, by all persons known to the Company to be beneficial owners of more than five percent of the Company's common stock, by all directors and executive officers named in the Summary Compensation Table on page 16 of this proxy statement and by all current directors and executive officers as a group.

                                                                    Number           Approximate
                                                                   of Shares         Percentage
Name                                                          Beneficially Owned        Owned
----                                                          -------------------    -----------
Citigroup (1) .........................................           19,585,217             5.2%
Wilfred J. Corrigan (2) ...............................           14,679,470             3.9%
T.Z. Chu (3) ..........................................              236,900               *
Malcolm R. Currie (4) .................................              291,500               *
James H. Keyes (5) ....................................              230,000               *
R. Douglas Norby (6) ..................................               72,456               *
Matthew J. O'Rourke (7) ...............................               97,500               *
Gregorio Reyes (8) ....................................               42,500               *
Larry W. Sonsini (9) ..................................               65,589               *
Thomas Georgens (10) ..................................              556,052               *
Bryon Look (11) .......................................              583,915               *
W. Richard Marz (12) ..................................              950,660               *
Joseph M. Zelayeta (13) ...............................            1,211,500               *
All current directors and executive officers as a group
 (18 persons (14)) ....................................           21,086,603             5.6%

------------

*    Less than 1%

(1) As reported in Schedule 13G filed February 14, 2003, with the Commission by Citigroup Inc. ("Citigroup") and Salomon Smith Barney Holdings Inc. ("SSB Holdings"). SSB Holdings, which is a partially owned subsidiary of Citigroup, has shared voting power and shared dispositive power over 19,257,164 shares. Citigroup holds shared voting power and shared dispositive power over the entire 19,585,217 shares. The address for SSB Holdings is 388 Greenwich Street, New York, New York 10013 and the address for Citigroup is 399 Park Avenue, New York, New York 10043.

(2) Includes options held by Mr. Corrigan to purchase 4,700,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(3) Includes options held by Mr. Chu to purchase 135,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(4) Includes options held by Dr. Currie to purchase 135,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(5) Includes options held by Mr. Keyes to purchase 135,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(6) Includes options held by Mr. Norby to purchase 50,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.


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

(7) Includes options held by Mr. O'Rourke to purchase 97,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(8) Includes options held by Mr. Reyes to purchase 32,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(9) Includes options held by Mr. Sonsini to purchase 65,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(10) Includes options held by Mr. Georgens to purchase 525,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(11) Includes options held by Mr. Look to purchase 560,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(12) Includes options held by Mr. Marz to purchase 930,000 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(13) Includes options held by Mr. Zelayeta to purchase 1,052,500 shares, which are presently exercisable or will become exercisable within 60 days of the Record Date.

(14) Includes options to purchase an aggregate of 10,412,250 shares held by 11 executive officers and seven outside directors, which are presently exercisable or will become exercisable within 60 days of the Record Date.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

Nominees

     A board of eight directors is to be elected at the meeting. All directors are elected annually and serve a one-year term until the next annual meeting or until his successor has been elected and qualified. The Nominating Committee of the Board of Directors selected, and the Board of Directors accepted the eight nominees named below for election to the Board. All nominees are currently directors of the Company.

     The Board of Directors expects all nominees named below to be available to serve as directors if elected. If any nominee of the Company is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee designated by the current Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting so as to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom to vote.

     The names of the nominees for election to the Board of Directors, and the experience and background of each, are set forth below.

                                                                                                Director
Name of Nominee                  Age                    Principal Occupation                     Since
---------------                  ---    ----------------------------------------------------    --------
Wilfred J. Corrigan .........   65      Chairman of the Board of Directors and Chief              1981
                                        Executive Officer of the Company

T.Z. Chu ....................   68      Consultant; Retired President of Hoefer Pharmacia         1992
                                        Biotech, Inc.

Malcolm R. Currie ...........   76      Chief Executive Officer, Currie Technologies, Inc.        1992

James H. Keyes ..............   62      Chairman, Johnson Controls, Inc.                          1983

R. Douglas Norby ............   67      Private Investor                                          1993

Matthew J. O'Rourke .........   64      Consultant; Retired Partner, Price Waterhouse LLP         1999

Gregorio Reyes ..............   62      Management Consultant; Former Chairman and                2001
                                        Chief Executive Officer, Sunward Technologies, Inc.

Larry W. Sonsini ............   62      Chairman and Chief Executive Officer, Wilson              2000
                                        Sonsini Goodrich & Rosati, P.C.

     There are no family relationships between or among any directors or executive officers of the Company.

     Mr. Corrigan, a founder of the Company, has served as Chief Executive Officer and a director of the Company since the Company was founded in January 1981. Mr. Corrigan serves on the Board of Directors of FEI Company, a semiconductor equipment and solutions provider, and also serves on the boards of directors of several privately held corporations.

     Mr. Chu serves as a consultant to various public companies or private companies and a consultant or director to a number of private companies and non-profit organizations. Mr. Chu served as President of Hoefer Pharmacia Biotech, Inc., a biotechnology company, from March 1995 until his retirement in February 1997.

     Dr. Currie has served as Chief Executive Officer of Currie Technologies, Inc., a manufacturer of electric propulsion systems for bicycles and other light vehicles, since February 1997. He presently serves on the Board of Directors for Investment Company of America, ENOVA Systems, Inc., Regal One Corp., Inamed CNP and Innovative Micro Technologies, and as a member (former Chairman) of the Board of Trustees of the University of Southern California.

     Mr. Keyes has served as Chairman of Johnson Controls, Inc. since October 2002. He served as Chairman and CEO from January 1993 to October 2002. Johnson Controls, Inc. is a provider of automotive systems, batteries and facility management and control. Mr. Keyes also serves on the Boards of Directors of Pitney Bowes Inc., Navistar International Corporation and the Chicago Federal Reserve Board.

     Mr. Norby has been a private investor since March 2003. He served as Vice President and Chief Financial Officer of Zambeel, Inc., a storage company, from March 2002 until February 2003. He served as Chief Financial Officer of Novalux, Inc., an optoelectronics company, from December 2000 to March 2002. Prior to his tenure with Novalux, Inc., Mr. Norby served as Executive Vice President and Chief Financial Officer of the Company from November 1996 to November 2000.

     Mr. O'Rourke was a partner with the accounting firm Price Waterhouse LLP from 1972 until his retirement in June 1996. Since his retirement, Mr. O'Rourke has been engaged as an independent business consultant. Mr. O'Rourke is also a member of the Board of Directors of Read-Rite Corporation and Infonet Services Corporation.

     Mr. Reyes has been a private investor and management consultant since 1994. Mr. Reyes serves on the Board of Directors of ARC International (listed on the London Stock Exchange) and also serves as a director for several privately held companies.

     Mr. Sonsini has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., since 1969 and has served as its Chairman and Chief Executive Officer for more than the past five years. Mr. Sonsini serves on the Board of Directors of the following public companies: Brocade Communications Systems, Inc., Echelon Corporation, Lattice Semiconductor Corporation and PIXAR, Inc.

Board Meetings and Committees

     The Board of Directors of the Company held a total of eight meetings during the fiscal year ended December 31, 2002. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit, Compensation and Nominating Committees consist solely of non-employee independent directors. All committees operate under charters approved by the Board of Directors. The members and chairmanship of the committees are appointed by the Board of Directors annually.

     The Audit Committee, which consists of Dr. Currie (who serves as its chairman), Mr. Chu, Mr. Keyes and Mr. O'Rourke, held nine meetings during the last fiscal year. The Audit Committee reviews the Company's accounting policies and practices, internal controls, financial reporting practices, contingent risks and risk management strategies and plans. The Audit Committee selects and retains the Company's independent accountants to serve the following year to examine the Company's accounts, and reviews the independence of the independent accountants as a factor in making these determinations. The Audit Committee meets alone with the Company's management, independent accountants and the director of the


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

Company's Audit Department, and grants them free access to the Audit Committee at any time. All members of the Audit Committee are financially literate, as such qualification is interpreted by the Company's Board in its business judgment.

     The Compensation Committee, which consists of Mr. Keyes (who serves as its chairman), Mr. Chu, Dr. Currie, Mr. Reyes and Mr. O'Rourke, held five meetings during the last fiscal year. At least annually, the Compensation Committee reviews the goals of the Company's executive officer and director compensation plans, and amends or recommends that the Board of Directors amend these goals if the Committee deems it appropriate. The Compensation Committee evaluates and reviews, at least annually, the performance of the Chairman and Chief Executive Officer and other executive officers in light of those goals. Based upon such an evaluation, the Compensation Committee establishes the Company's overall executive compensation strategy, and, in particular, determines the compensation structure for the Chairman and Chief Executive Officer and other executive officers of the Company. The Committee approves any incentive, bonus or similar plans of the Company based upon the recommendations submitted by the Chairman and Chief Executive Officer and the Vice President of Human Resources. The Committee reviews and approves the Company's stock option and other stock incentive award programs and reviews, as needed (with an independent consultant), executive compensation matters and significant issues that relate to executive compensation.

     The Nominating Committee, which consists of Mr. Chu (who serves as its chairman), Dr. Currie, Mr. O'Rourke and Mr. Reyes, held one meeting during the last fiscal year. The Nominating Committee provides assistance to the Board of Directors in recommending to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors, recommending to the Board of Directors the director nominees for the next annual meeting of stockholders, advising the Board of Directors with respect to Board composition, procedures and whether to form or dissolve committees, advising the Board of Directors with respect to the corporate governance principles applicable to the Company and developing criteria for oversight of the evaluation of the Board of Directors and management. The Nominating Committee will consider nominees to the Board of Directors suggested by stockholders. Any recommendations should be directed to the Corporate Secretary at the Company's principal executive offices.

     During the fiscal year ended December 31, 2002, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which they served, except for Mr. Reyes, who attended 67% of the aggregate number of meetings of the Board of Directors and the Compensation Committee, of which he is a member.

Compensation of Directors

     Members of the Board of Directors who are not employees of the Company receive an annual fee of $25,000 paid on a prorated basis and $1,500 for each regular Board meeting they attend, plus reimbursement of expenses for attendance at regular Board and committee meetings. Special telephonic meetings are held occasionally for which additional compensation is not paid. The Company's Amended 1995 Director Option Plan, as adopted by the Board of Directors and approved by the stockholders, provides for the grant of non-statutory stock options to non-employee directors of the Company. Under a non-discretionary formula approved by the stockholders, each non-employee director is granted an initial option to purchase 30,000 shares of common stock on the date on which he or she first becomes a director. In addition, on April 1 of each year, each non-employee director is automatically granted a subsequent option to purchase 25,000 shares of common stock of the Company, if on the date of grant he or she has served on the Board of Directors for at least six months. The vesting schedule for initial options granted under the Amended 1995 Director Option Plan is set at 25% on each of the first four anniversaries of the grant date. Subsequent option grants become exercisable in full six months after the date of grant. Options may be exercised only while the optionee is a director of the Company, within 12 months after death or within three months after the optionee ceases to serve as a director of the Company, but in no event after the ten-year term of the option has expired. As of the Record Date, a total of 1,000,000 shares have been reserved for issuance under the 1995 Amended Director Option Plan, of which 695,000 shares are subject to outstanding options, 15,000 shares have been issued upon exercise of options, and 290,000 shares remain available for grant. During fiscal 2002, an option to purchase 25,000 shares was granted to each of Directors Chu, Currie, Keyes, Norby, O'Rourke, Reyes and Sonsini having a weighted average exercise price of $17.35 per share.

Required Vote

     Directors shall be elected by a plurality vote. The eight nominees for director receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes against, votes withheld and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality.

     Every stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected (eight) multiplied by the number of votes to which the stockholder's shares are entitled, or may distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been properly placed in nomination in accordance with the Company's Bylaws prior to the meeting, and the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the stockholder's intention to cumulate votes. The proxy holders will exercise discretionary authority to cumulate votes in the event that additional persons are nominated for election as directors.

     Under the Company's Bylaws, in order for stockholder nominees for director to be deemed properly placed in nomination, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no less than 60 days nor more than 90 days prior to the annual meeting; provided, however, if less than 65 days notice of the date of the annual meeting has been given to stockholders, notice by the stockholder to be timely must be delivered to the Company not later than the close of business on the seventh day following the day on which such notice of the annual meeting was mailed. The stockholder's notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name and address of the stockholder as they appear on the Company's books, or the name of the beneficial holder or other party on whose behalf the nomination is made; and (c) the class and number of shares of the Company owned by the stockholder or beneficial holder or other party on whose behalf the nomination is made.

Board Recommendation

     The Board of Directors unanimously recommends a vote "FOR" the proposed slate of directors for the current year.

                                  PROPOSAL TWO
              AMENDMENT TO THE 1995 AMENDED DIRECTOR OPTION PLAN TO
               INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE
                  THEREUNDER AND TO EXTEND THE TERM OF THE PLAN

General

     The Amended 1995 Director Option Plan ("DOP") was adopted by the Board of Directors and approved by the stockholders in May 1995, and a total of 250,000 shares of common stock were initially reserved for issuance thereunder. Two-for-one common stock splits in 1995 and 2000 increased the aggregate number of shares authorized under the DOP to 1,000,000.

     As of the Record Date, 695,000 shares of common stock are subject to outstanding options, 15,000 shares have been issued upon exercise of options, and 290,000 shares remain available for future grant. The Company will grant a substantial portion of the 290,000 remaining shares of common stock on April 1, 2003 (the date on which each non-employee director is automatically granted an option to purchase 25,000 shares of common stock), leaving an inadequate number of shares available for issuance thereafter.

Proposed Amendment to the DOP

     Stockholder approval is hereby sought for an amendment approved by the Board of Directors on March 14, 2003, to increase the number of shares of common stock reserved for issuance under the DOP by 1,000,000 and to extend the term of the DOP. If the proposed amendment is approved, the total number of shares of common stock reserved since the inception of the DOP for issuance will be 2,000,000 and the DOP will terminate on April 30, 2013. The Company believes that the ability to grant options to non-employee directors is crucial in order to attract the best available personnel for service as directors, to provide additional incentive to non-employee directors and to encourage their continued service.

Required Vote

     The affirmative vote of a majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL TWO.

Summary of DOP

     The essential features of the DOP are outlined below.

Purpose

     The purposes of the DOP are to attract and retain the best available personnel for service as directors of the Company and to provide additional incentive to non-employee directors.

Administration

     The DOP is designed to work automatically and without administration. However, to the extent administration is necessary, it is provided by the Board of Directors of the Company. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the DOP.

Eligibility

     The DOP provides for the grant of nonstatutory stock options to non-employee directors of the Company. Each non-employee director is granted an option to purchase 30,000 shares of common stock on the date on which he or she first becomes a non-employee director. In addition, on April 1 of each year, each non-employee director is automatically granted an option to purchase 25,000 shares of common stock of the Company, if on such date he or she has served on the Board of Directors for at least six months. The options fully vest six months after the date of grant. The DOP provides for neither a maximum nor a minimum number of option shares that may be granted to any one non-employee director, but does provide for the number of shares that may be included in any grant and the method of making a grant.

     Of the eight seats currently on the Board of Directors of the Company, seven are occupied by non-employee directors, each of whom is eligible to participate in the Plan.

Terms of Options

     Options granted under the DOP have a term of ten years. Each option is evidenced by a stock option agreement between the Company and the director to whom such option is granted and is subject to the following additional terms and conditions.

     (a) Exercise of the Option. A non-employee director's initial option grants become exercisable cumulatively at the rate of 25% of the shares subject to the option on each of the first four anniversaries of the date of grant. Subsequent option grants become exercisable in full six months after the date of grant. An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of common stock to be purchased and tendering payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of any of the following, or any combination of them: (i) cash, (ii) check, (iii) other shares (which, in the case of shares acquired upon exercise of an option, shall have been owned by the optionee for more than six months on the date of surrender and have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to the options shall be exercised), (iv) provided it does not result in a compensation charge to the Company, delivery of an irrevocable written election to have the Company withhold shares having a fair market value on the date of exercise equal to the aggregate exercise price of the shares being exercised, including the amount required to be withheld, if any, to satisfy federal, state, and local withholding tax requirements, (v) delivery of a properly executed exercise notice that shall require delivery of the sale or loan proceeds required to pay the exercise price, (vi) any other consideration or method of payment permitted by law or (vii) any combination of the foregoing methods of payment.

     (b) Option Price. The exercise price of each option is the fair market value of the stock covered by the option, calculated on the grant date. The Board of Directors determines such fair market value based upon the closing price of the common stock on the New York Stock Exchange on the date of grant. If the date of grant is not a trading day, the price shall be determined as of the next trading day immediately following the date of grant.

     (c) Termination of Status as a Director. The DOP provides that if there is any break in continuous service of an optionee as a director (other than as a result of death or total and permanent disability), the optionee may exercise his or her options to the extent otherwise exercisable under the DOP, but only within three months after he or she ceases to be a director. Notwithstanding the foregoing, in no event may an option be exercised after its ten-year term has expired.

     (d) Death. If an optionee should die while serving as a director of the Company, the optionee's estate or a person who acquired the right to exercise the option by bequest or inheritance may exercise his or her options to the extent otherwise exercisable under the DOP, but only within 12 months following the date of the optionee's death. Notwithstanding the foregoing, in no event may an option be exercised after its ten-year term has expired.

     (e) Disability. If an Optionee's continuous service as a director terminates as a result of total and permanent disability, the optionee may exercise his or her options to the extent otherwise exercisable under the DOP, but only within 12 months following the date he or she ceases to be a director. Notwithstanding the foregoing, in no event may an option be exercised after its ten-year term has expired.

     (f) Non-transferability of Options. An option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the optionee only by the optionee.

Adjustment Upon Changes in Capitalization and Other Events

     Subject to any required action by the stockholders of the Company, the number of shares covered by each outstanding option, the number of shares that have been authorized for issuance under the DOP but as to which no options have yet been granted, as well as the price per share covered by each such outstanding option, and the number of shares issuable on exercise of options previously granted pursuant to the automatic grant provisions of the DOP shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company (excluding conversion of any convertible securities). In the event of the proposed dissolution or liquidation of the Company, to the extent that an option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

Amendment and Termination

     The Board of Directors may at any time amend, alter, suspend or discontinue the DOP; provided, however, that the DOP may not be amended more than once every six months, other than to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. In addition, the Company shall obtain stockholder approval of any amendment to the DOP to the extent necessary and desirable to comply with Rule 16b-3 under the Securities Exchange Act of 1934. No action by the Board of Directors or stockholders, however, may alter or impair any option previously granted under the DOP without the consent of the optionee. In any event, the DOP is currently scheduled to terminate in 2005. If the proposed amendment is approved, the DOP will terminate on April 30, 2013.

Certain United States Federal Income Tax Information

     The following is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the DOP, does not purport to be complete and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

     Options granted under the DOP are nonstatutory options ("NSOs"). An optionee will not recognize any taxable income at the time he or she is granted an NSO. However, upon the exercise of an NSO, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option exercise price. Upon disposition of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain (or loss). The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an NSO.

Participation in the DOP

     The grant of options under the DOP to non-employee directors is subject to the terms of the DOP and can only be determined at the time of election or appointment to the Board of Directors and on the first day of April of each year thereafter. Accordingly, future awards are not determinable. No executive officers or employees are eligible to participate in the DOP. During the last fiscal year, a total of 175,000 stock options were granted to the seven non-employee directors having a weighted average exercise price of $17.35 per share.

Board Recommendation

     The Board of Directors recommends a vote "FOR" the approval of the amendment to the Amended 1995 Director Option Plan. Unless you indicate otherwise, your proxy will vote "FOR" the proposal.

                                 PROPOSAL THREE
                   ADOPTION OF THE 2003 EQUITY INCENTIVE PLAN

General

     The Board of Directors adopted the 2003 Equity Incentive Plan (the "Plan") in March 2003. In light of anticipated changes in accounting and regulatory requirements, the Company is proposing a plan requiring stockholder approval that allows more flexibility if and when option expensing is required and is available for broad-based participation. The Company seeks to preserve its ability to offer a competitive compensation program. A total of 11,000,000 shares have been reserved for issuance under the Plan. Stockholder approval is hereby sought to approve the Plan and the number of shares that have been reserved for issuance under the Plan.

Required Vote

     The affirmative vote of the majority of the Votes Cast at the annual meeting will be required to approve PROPOSAL THREE.

Summary of the Plan

     The essential features of the Plan are outlined below.

Purpose

     The Plan is intended to attract, motivate and retain employees of the Company and its affiliates, as defined below. The Plan also is designed to encourage stock ownership by participants, thereby aligning their interests with those of the Company's stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

Administration

     The Plan shall be administered by a committee (the "Committee"). The Committee shall consist of at least two directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of directors who are both (a) "non-employee directors" under Rule 16b-3, and (b) "outside directors" under Section 162(m) of the Code. Members of the Committee receive no additional compensation for their services in connection with the administration of the Plan. Subject to the terms of the Plan, the Committee has the sole discretion to determine the employees who shall be granted awards, the size and types of such awards and the terms and conditions of such awards. The Committee may delegate its authority to grant and administer awards to a separate committee appointed by the Committee, but only the Committee can make awards to participants who are executive officers of the Company.

Eligibility

     Any person who is an employee of the Company or its affiliates is eligible to participate in the Plan. An affiliate means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company. As of the Record Date, there were a total of 5,388 employees who were eligible to participate in the Plan.

Reserved Shares

     A total of 11,000,000 shares will be reserved under the Plan. If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Plan. Also, if the Company experiences a stock dividend, reorganization or other change in its capital structure, the Committee has discretion to adjust the number of shares available for issuance under the Plan, the outstanding awards and the per-person limits on awards, as appropriate to reflect the stock dividend or other change.

Stock Options

     The Plan provides for the grant of both non-qualified stock options and incentive stock options ("ISOs"). The Committee fixes the term of each option at the time of the grant, generally at ten years from the date of the grant, or such term as set forth in an award agreement. The Committee also determines the vesting schedule for each option grant. The Committee's current practice is to grant options that vest 25% on each of the first four anniversaries of the date of grant (assuming continued employment).

     The exercise price for each option may not be less than 100% of the fair market value of a share of common stock on the date of the option grant (or not less than 110% of such fair market value in the case of grants of ISOs to 10% stockholders). During any fiscal year, no participant shall be granted options covering more than 2,000,000 shares.

     The exercise price of options granted under the Plan, including applicable tax withholding, if any, must be paid in full at the time of exercise. The method of payment is determined by the Committee, and may be in cash, cash equivalent, other shares of common stock or any other means as is considered legal consideration for the shares and is permitted under the Delaware General Corporation Law.

     Without stockholder approval, the Committee may not reprice or otherwise lower the exercise price of options previously granted (except as required to reflect stock dividends or other similar events).

     The Committee has discretion to determine the length of time an option may be exercised after termination of employment and termination of service due to death and disability. No ISO may be exercised more than three months after a participant's termination of service for any reason other than death or disability. No ISO may be exercised more than one year after a participant's termination of service on account of death or disability, unless the award agreement and the Committee permit later exercise.

Substituted Options

     In the event that the Company consummates a transaction described in
Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become employees on account of such a transaction may be granted options in substitution for options granted by their former employer. If such substitute options are granted, the Committee may determine that such options will have an exercise price less than 100% of the fair market value of the shares on the date of grant.

Restricted Stock

     The Plan also provides for the issuance of restricted stock awards. Restricted stock awards will vest in accordance with terms and conditions established by the Committee. The Committee will determine the number of shares of restricted stock granted to any employee. No participant may be granted more than 500,000 shares of restricted stock in any year.

     In determining whether an award of restricted stock should be made, and/or the vesting schedule for an award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For purposes of qualifying awards of restricted stock as performance-based compensation under Section 162(m) of the Code, the Committee may choose to require achievement of one or more of the following targets: (a) cash flow, (b) earnings per share, (c) profit after tax,
(d) profit before tax, (e) return on capital, (f) return on equity, (g) return on sales, (h) revenue and (i) total shareholder return.

Amendment and Termination of the Plan

     The Committee may amend, alter, suspend or discontinue the Plan at any time, but such amendment, alteration, suspension or discontinuation may not impair the rights of any participant in the Plan without the participant's consent. In addition, without further stockholder approval, no ISO may be granted under the Plan after March 19, 2013.

Participation in the Plan

     The number of awards that an employee may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options granted during the last fiscal year under the Company's other option plans and
(b) the weighted average per share exercise price of such options.

                                                                                              Weighted
                                                                             Number of      Average Per
                                                                              Options          Share
                                                                              Granted      Exercise Price
Name of Individual or Identity of Group and Position                            (#)            ($/sh)
----------------------------------------------------                         ---------     --------------
   Wilfred J. Corrigan ..................................................            0            N/A
   Thomas Georgens ......................................................      100,000         $16.50
   Bryon Look ...........................................................            0            N/A
   W. Richard Marz ......................................................      300,000         $16.50
   Joseph Zelayeta ......................................................      150,000         $16.50
   All executive officers, as a group (11 persons) ......................      880,000         $14.72
   All directors who are not executive officers, as a group (1) .........      175,000         $17.35
   All employees who are not executive officers, as a group .............    7,369,660         $14.08

------------

(1) Non-employees directors are issued options under the Amended 1995 Director Option Plan.

Certain United States Federal Income Tax Information

     A recipient of a stock option will not have taxable income upon the grant of the option. For options other than ISOs, the participant will recognize ordinary income on the date of exercise measured by the excess of the then fair market value of the shares over the option exercise price. Any gain or loss recognized upon any later disposition of the shares generally will be capital gain income.

     Purchase of shares upon exercise of an ISO option will not result in any taxable income to the participant, except for purposes of the alternative minimum tax. Gain or loss recognized by the participant on a later sale or other disposition will either be long-term capital gain or loss or ordinary income depending upon whether the participant holds the shares transferred upon the exercise for a specified period. Any ordinary income recognized will be in the amount, if any, by which the lesser of the fair market value of such shares on the date of exercise or the amount realized from the sale exceeds the aggregate option exercise price.

     Unless the participant elects to be taxed at the time of receipt of restricted stock, the participant will not have taxable income upon the receipt of the award, but upon vesting will recognize ordinary income equal to the excess of the fair market value of the shares at the time of vesting over the price paid for the restricted stock.

     At the discretion of the Committee, the Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have shares of common stock withheld, or by delivering to the Company already-owned shares, having a fair market value equal to the amount required to be withheld.

     The Company will be entitled to a tax deduction in connection with an award under the Plan only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income. In addition,
Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, the Company can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with conditions imposed by the rules, including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year, and, if for restricted stock, if the Plan sets forth performance goals that must be achieved prior to payment of the awards. The Plan has been designed to permit the Committee to grant awards that satisfy the requirements of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such awards.

Board Recommendation

     The Board of Directors recommends a vote "FOR" approval of the 2003 Equity Incentive Plan. Unless you indicate otherwise, your proxy will vote "FOR" the proposal.

                      EQUITY COMPENSATION PLAN INFORMATION

                      Equity Compensation Plan Information
                             As of December 31, 2002

                                                      (a)                         (b)                       (c)
                                                                                                   Number of securities
                                                                                                  remaining available for
                                                                                                   future issuance under
                                            Number of securities to        Weighted-average         equity compensation
                                          be issued upon exercise of       exercise price of         plans (excluding
                                             outstanding options,        outstanding options,     securities reflected in
Plan category                                 warrants and rights         warrants and rights           column (a))
-------------                             --------------------------     --------------------     -----------------------
Equity compensation plans approved by
 security holders (1) ................          31,324,443                      $18.05                   45,510,234
Equity compensation plans not approved
 by security holders (2) .............          25,740,150                      $18.47                   35,207,671
                                                ----------                      ------                   ----------
   Total .............................          57,064,593                      $18.24                   80,717,905
                                                ==========                      ======                   ==========

------------

(1) Equity compensation plans approved by security holders include the following:

      (i) The Amended and Restated Employee Stock Purchase Plan ("US ESPP"), under which rights are granted to LSI Logic employees in the United States to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of a 12-month offering period or the end of each six-month purchase period within such an offering period. There are 15,483,636 shares remaining available for future issuance under this plan. The US ESPP includes an annual replenishment calculated as 1.15% of the Company's common stock issued and outstanding at the fiscal year end less the number of shares available for future grants under the US ESPP.

      (ii) The 1991 Equity Incentive Plan, under which the Company may grant stock options to employees, officers and consultants, with an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option is determined by the Board of Directors and is generally ten years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant.

      (iii) The 1995 Amended Director Option Plan (excluding the shares for which stockholder approval is being sought at this annual meeting) under which new directors receive an initial grant of 30,000 options to purchase shares of common stock and directors receive subsequent automatic grants of 25,000 options to purchase shares of common stock each year thereafter. The initial grants vest in annual increments of 25% per year, commencing one year from the date of grant. Subsequent option grants become exercisable in full six months after the grant date. The exercise price of the options granted is equal to the fair market value of the stock on the date of grant.

(2) Equity compensation plans not approved by security holders include the following:

      (i) An aggregate of 10,401,017 options with a weighted-average exercise price of $12.93 per share are outstanding that were assumed in acquisitions. No further options may be granted under these assumed plans.

      (ii) A total of 316,042 shares of common stock are reserved under the 2001 Supplemental Stock Issuance Plan, of which 152,922 shares remain available for future issuance. Shares of common stock may be issued under this plan pursuant to share right awards, which entitle the recipients to receive those shares upon the satisfaction of the following service requirements: 20% of the shares subject to an award will be issued upon completion of three months of continuous service measured from the award date, an additional 30% of the shares will be issued upon completion of 12 months of continuous service measured from the award date and the remaining 50% of the shares will be issued upon completion of 24 months of continuous service measured from the award date.

      (iii) The 1999 Nonstatutory Stock Option Plan, under which the Company may grant stock options to its employees, excluding officers, with an exercise price that is no less than the fair market value of the stock on the date of grant. The term of each option is determined by the Board of Directors and is generally ten years. Options generally vest in annual increments of 25% per year commencing one year from the date of grant.

      (iv) The International Employee Stock Purchase Plan, under which rights are granted to LSI Logic employees (excluding executive officers) outside of the United States to purchase shares of common stock at 85% of the lesser of the fair market value of such shares at the beginning of a 12-month offering period or the end of each six-month purchase period within such an offering period. There are 1,412,567 shares remaining available for future issuance under this plan.

                                  PROPOSAL FOUR
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Audit Committee has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for its 2003 fiscal year and recommends that the stockholders vote for ratification of such appointment. If there is a negative vote on such ratification, the Audit Committee will reconsider its selection, but the Audit Committee has the ultimate authority to retain and terminate auditors. PricewaterhouseCoopers LLP (or its predecessor) has audited the Company's consolidated financial statements since the fiscal year ended December 31, 1981. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Board Recommendation

     The Board of Directors recommends a vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the independent accountants for the 2003 fiscal year. Unless you indicate otherwise, your proxy will vote "FOR" the proposal.

                             EXECUTIVE COMPENSATION

Summary of Compensation

     The following table shows, as to (i) the Chief Executive Officer and (ii) each of the four other most highly compensated executive officers who were serving as such at fiscal year end and whose salary plus bonus exceeded $100,000 during fiscal year ended December 31, 2002 (all persons listed in the table are collectively referred to as the "Named Executive Officers"), information concerning all reportable compensation awarded to, earned by or paid to each for services to the Company in all capacities during 2002, as well as such compensation for each such individual for the previous two fiscal years (if such person was an executive officer during any part of such previous fiscal year).

                           SUMMARY COMPENSATION TABLE

                                                                             Long-Term
                                                                          Compensation(2)
                                                                              Awards
                                                                          ---------------
                                              Annual Compensation           Securities        All Other
                                          ---------------------------       Underlying       Compensation
Name and Principal Position      Year     Salary ($)(1)     Bonus ($)       Options (#)         ($)(3)
---------------------------      ----     -------------     ---------     ---------------    ------------
Wilfred J. Corrigan .........    2002        793,858                0                0          5,544
 Chairman and Chief              2001        793,858                0        1,500,000          5,544
 Executive Officer               2000        848,478        1,200,000                0          5,544

Thomas Georgens .............    2002        323,090          210,000          100,000            840
 Executive Vice President        2001        323,090                0          150,000            840
 Storage Systems                 2000        319,048          325,000          250,000            840

Bryon Look (4) ..............    2002        323,090          122,500                0          1,260
 Executive Vice President and    2001        323,090                0          200,000          1,260
 Chief Financial Officer         2000        254,642          265,000          450,000          1,260

W. Richard Marz .............    2002        360,000           58,500          300,000          3,612
 Executive Vice President        2001        360,000                0          275,000          3,612
 Communications and ASIC         2000        386,156          300,000           75,000          3,612
 Technology

Joseph Zelayeta .............    2002        383,082          103,750          150,000          3,612
 Executive Vice President        2001        383,082                0          300,000          3,612
 Worldwide Operations            2000        409,618          300,000          200,000          1,932

------------

(1) This amount reflects a ten percent voluntary reduction in pay taken by the Named Executive Officers from March 6, 2001, until September 30, 2002. The reduction in pay was reversed effective October 1, 2002, at which point the base salaries of the Named Executive Officers were reinstated to their previous levels.

(2) The Company has not granted any stock appreciation rights, restricted stock awards or long-term incentive plan awards to executive officers.

(3)  "All Other Compensation" for 2002 consists solely of group life insurance.

(4)  Mr. Look was named an executive officer of the Company in November 2000.

Change-in-Control and Employment Agreements

     The Company has entered into change-in-control agreements with each of the Named Executive Officers, except Mr. Corrigan, to help ensure the continued services of management to the Company. Mr. Corrigan's employment agreement dated September 2001 is discussed in this proxy statement in the section entitled "CEO Employment Agreement," below.

     For purposes of the change-in-control agreements made with the Named Executive Officers, benefits are payable only upon a change-in-control of the Company, which is deemed to have occurred in the event of (1) the consummation by the Company of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (2) the approval by the shareholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or (3) any person becoming the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities.

     Under the change-in-control agreements, if the executive officer's employment is terminated involuntarily at any time within 12 months after a change of control, the executive officer will receive a lump sum payment equal to the sum of two years' base salary plus 200% of the executive officer's target bonus for the year in which the change of control occurs, and continued health-care benefits during the two years following the termination. In addition, the vesting and exercisability of all options that were granted at least six months prior to the change of control shall be automatically accelerated and fully vested and exercisable at the date of the involuntary termination. These agreements shall terminate in November 2003, unless a change of control occurs, in which case, the agreements shall terminate upon the date that all obligations of the parties have been satisfied.

CEO Employment Agreement

     In September 2001, the Company entered into an employment agreement (the "Agreement") with Wilfred J. Corrigan, the Company's Chairman of the Board and Chief Executive Officer ("CEO"). The Agreement provides for Mr. Corrigan to continue to serve as CEO and Chairman of the Company's Board of Directors, and further provides for an annual base salary as determined by the Board and an annual bonus based on performance goals determined by the Compensation Committee of the Board.

     If the Company terminates Mr. Corrigan's employment other than for cause, or his employment terminates as a result of death or disability, Mr. Corrigan will receive 36 months base salary, 300% of his target bonus for the immediate year, 24 months of health, dental and vision benefits, 18 months of life insurance benefits and vesting of unexpired options granted in November 1999, April 2001 and after September 2001. With respect to each such option, Mr. Corrigan will have the full term of each option to exercise the vested part of the option. An additional payment will be made to Mr. Corrigan in order to offset the effect of any federal excise taxes on payments made under the Agreement. If Mr. Corrigan voluntarily terminates his employment as CEO for any reason other than death or disability and the Company does not ask him to remain as the employee Chairman of the Board, Mr. Corrigan will receive all of the payments and benefits described above. If Mr. Corrigan voluntarily resigns for any reason other than death or disability and the Company asks Mr. Corrigan to remain as the employee Chairman of the Board and he agrees to do so, Mr. Corrigan will receive the payments and benefits describe above except for the accelerated option vesting. Instead, unexpired options from grants after September 2001 and from the two option grants made in November 1999 and April 2001, respectively, will be converted to a monthly vesting schedule such that all such options will vest within 36 months of the resignation date. If Mr. Corrigan is terminated for cause or if he voluntarily resigns and does not remain as the employee Chairman of the Board following a Company request to do so, he will not receive any of the payments or benefits described above and instead, will receive only salary and other benefits that accrued prior to his termination of employment or as may be required by law.

Stock Option Grants and Exercises

     The following tables set forth information with respect to the stock options granted to the Named Executive Officers under the Company's stock option plans during the fiscal year ended December 31, 2002, the options exercised by such Named Executive Officers during such fiscal year and the options held by the Named Executive Officers at December 31, 2002.

     The Option Grants Table sets forth hypothetical gains or "option spreads" for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC. Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price of 5% or 10% from the date the option was granted to the end of the option term and does not represent the Company's projection of future stock price performance. Actual gains, if any, on option exercises are dependent on the future performance of the Company's common stock and overall market conditions.

                      OPTION (1) GRANTS IN LAST FISCAL YEAR

                                                  Individual Grants
                               --------------------------------------------------------
                                                                                        Potential Realizable Value
                                  Number of       Percent of                               at Assumed Annual Rates
                                 Securities      Total Options                           of Stock Price Appreciation
                                 Underlying       Granted to      Exercise                   for Option Term(4)
                                   Options       Employees in      Price     Expiration ----------------------------
Name                           Granted (#)(2)   Fiscal Year(3)   ($/share)      Date        5%($)         10%($)
----                           --------------   --------------   ---------   ---------- ------------- -------------
Wilfred J. Corrigan .........            0           N/A             N/A           N/A           N/A           N/A
Thomas Georgens .............      100,000           1.2           $16.50      2/14/12    $1,037,676    $2,629,675
Bryon Look ..................            0           N/A              N/A          N/A           N/A           N/A
W. Richard Marz .............      300,000           3.6           $16.50      2/14/12     3,113,028     7,889,025
Joseph M. Zelayeta ..........      150,000           1.8           $16.50      2/14/12     1,556,514     3,944,513

------------

(1)  The Company has not granted any stock appreciation rights.

(2) All options shown in the table were granted under the 1991 Equity Incentive Plan. The material terms of the options are as follows: (a) The exercise price of the options is the fair market value of the common stock as of the date of grant; (b) The options vest cumulatively in equal 25% increments on each of the first four anniversaries of the date of grant; (c) To the extent unexercised, the options lapse after ten years; (d) The options are non-transferable and are only exercisable during the period of employment of the optionee (or within 90 days following termination of employment), subject to limited exceptions in the cases of certain terminations, death or permanent disability of the optionee. These options are subject to acceleration of exercisability in certain events. See "Change-in-Control and Employment Agreements" above.

(3) Based on options granted to all employees in 2002 to purchase an aggregate of 8,249,660 shares.

(4) These assumed rates of annual appreciation are specified by the SEC and do not represent the Company's estimate of future stock prices.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                      Number of
                                                                Securities Underlying       Value(1) of Unexercised
                                                                 Unexercised Options          In-the-Money Options
                                  Shares                        at Fiscal Year End (#)        at Fiscal Year End ($)
                                Acquired on       Value      ---------------------------   ---------------------------
Name                           Exercise (#)   Realized ($)   Exercisable   Unexercisable   Exercisable   Unexercisable
----                           ------------   ------------   -----------   -------------   -----------   -------------
Wilfred J. Corrigan .........          0               0      4,325,000      1,375,000              0         0
Thomas Georgens .............          0               0        412,500        400,000              0         0
Bryon Look ..................          0               0        535,000        405,000              0         0
W. Richard Marz .............          0               0        786,250        581,250              0         0
Joseph M. Zelayeta ..........     88,000        $888,100        930,000        550,000       $136,600         0

------------

(1) Value of unexercised options is based on the difference between the fair market value of Company's common stock of $5.77 per share as of December 31, 2002 (the last day of the last completed fiscal year), and the exercise price of the unexercised in-the-money options.

Certain Transactions

     Mr. Larry W. Sonsini, a director of the Company, is Chairman and Chief Executive Officer of Wilson Sonsini Goodrich & Rosati, P.C., a law firm that performed legal services for the Company during fiscal year 2002 and that is expected to perform legal services for the Company in the future.

              BOARD COMPENSATION COMMITTEE REPORT ON CEO AND OTHER
            EXECUTIVE OFFICER COMPENSATION FOR LSI LOGIC CORPORATION

Overview and Philosophy

     The Compensation Committee of the Board of Directors (the "Compensation Committee") establishes the overall executive compensation strategies of the Company and approves compensation elements for the chief executive officer and other executive officers. The Compensation Committee periodically reviews its approach to executive compensation.

     The Compensation Committee is currently comprised of five non-employee, independent members of the Board of Directors, none of whom has any interlocking relationships as defined by the SEC. The Compensation Committee has available to it such external compensation advice and data as the Committee deems appropriate to obtain.

     The philosophy of the Compensation Committee is to provide a comprehensive compensation package for each executive officer that is well suited to support accomplishment of the Company's business strategies, objectives and initiatives. For incentive-based compensation, the Compensation Committee considers the desirability to qualify such compensation for deductibility by the Company under
Section 162(m) of the Code, but does not consider it to be an overriding or controlling factor. Options granted under the Company's option plans qualify as "performance-based" compensation that are not subject to the limitations on deductibility of certain executive compensation under Section 162(m). The Company's cash bonus plans do not qualify as "performance-based" compensation under Section 162(m). As the Compensation Committee applies this compensation philosophy in determining appropriate executive compensation levels and other compensation factors, the Committee reaches its decisions with a view towards the Company's overall financial performance.

EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee's approach to executive officer compensation is based upon a belief that a substantial portion of aggregate annual cash compensation for executive officers should be contingent upon the Company's performance and an individual's contribution to the Company's success. In addition, the Compensation Committee strives to align the interests of the Company's executive officers with the long-term interests of stockholders through stock option grants that can result in ownership of the Company's common stock. The Compensation Committee endeavors to structure each executive officer's overall compensation package to be consistent with this approach and to enable the Company to attract, retain and reward individuals who contribute to the success of the Company.

     The Company's compensation program for executive officers is based on the following guidelines:

     o Establishment of base salary levels and participation in generally available employee benefit programs based on competitive compensation package practices.

     o    Utilization of a performance-based, cash incentive plan.

     o Inclusion of equity opportunities that create long-term incentives based upon increases in stockholder return.

     The Compensation Committee reviews compensation levels for the executive officers utilizing information provided by an independent consulting firm engaged by the Company to benchmark the Company's executive pay practices against industry norms. The Company's 2002 benchmark study included the 25 best-performing high technology companies, including semiconductor, storage systems, storage components and networking companies.

     The Company had a cash incentive plan during the third and fourth quarters of 2002 that provided for bonus awards to be made to the executive officers (other than the CEO) and other members of senior management subject to an aggregate budget for all awards under the plan. The plan established a minimum level of operating income to be achieved by the Company for the third and fourth quarters of 2002 before any payments would be made under the plan. The plan also permitted upward adjustments in awards to be made if the minimum established targets were exceeded. In addition, the plan provided for the CEO to determine individual bonus award amounts pursuant to his judgment of each participant's personal contributions to the Company's performance for the year, subject to the approval of the Committee. The Compensation Committee approved a discretionary bonus pool to award certain individuals in the second half of the year, with the expectation that bonus awards would demonstrate substantial differentiation and be highly selective.

     Due to the economic downturn and the Company's financial performance, the chief executive officer and ten executive officers voluntarily imposed upon themselves a temporary ten percent cut in base salary effective March 6, 2001. In October 2002, after consultation with the Compensation Committee, salaries effective prior to March 2001 were reinstated. The Company's benchmark analysis discussed above confirmed that, with the restoration of the normal salary levels, the base salaries for the executive officers are, on average, within competitive range of the Company's market target of the 60th percentile.

     The Company maintains a set of guidelines for use in making recommendations to the Committee on individual grants to executive officers of options to purchase common stock of the Company. These guidelines are based on the responsibility levels of each position within the Company and in other companies, as determined by the 2002 benchmark study. The Compensation Committee believes that this benchmark study fairly reflects the competitive environment in which the Company operates and is consistent with the compensation principles above. Stock option grants were made to certain executive officers during 2002 in accordance with the guidelines.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Corrigan has been Chairman of the Board and Chief Executive Officer ("CEO") of the Company since its founding in 1981. In September 2001, the Company entered into an employment agreement (the "Agreement") with Mr. Corrigan. A summary of the Agreement is set forth in the section on "CEO Employment Agreement." Effective March 6, 2001, Mr. Corrigan voluntarily imposed upon himself a temporary ten percent decrease in base salary, reducing his annual base salary to $774,000. During 2002, the Committee considered information regarding competitive compensation practices and levels for chief executive officers. In October 2002, after consulting with the Committee, the ten percent decrease in base salary was reversed, returning Mr. Corrigan's base salary to the 2001 level of $860,000. The current base salary for Mr. Corrigan, established by the Compensation Committee, falls in the median of the range of such information used for competitive comparisons.

     Mr. Corrigan was also eligible for a performance-based bonus compensation plan for the Company's CEO that is based on the CEO's performance, operating income objectives for the Company and on the overall performance of the Company. Mr. Corrigan did not receive a bonus with respect to fiscal year 2002. In addition, while the executive compensation benchmark analysis indicated that Mr. Corrigan's stock position fell below competitive norms, the Compensation Committee concluded that stock option grants would not be considered for Mr. Corrigan until 2003.

                                        MEMBERS OF THE COMPENSATION COMMITTEE

                                        James H. Keyes, Chairman
                                        T.Z. Chu
                                        Dr. Malcolm R. Currie
                                        Matthew J. O'Rourke
                                        Gregorio Reyes

February 13, 2003

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors of LSI Logic Corporation ("Audit Committee") assists the Board in executing its responsibilities. The Audit Committee is responsible for, among other things, retention and termination of the Company's independent accountants, determining the compensation of the independent accountants and monitoring the integrity and adequacy of the Company's financial information, control systems and reporting practices.

     The Audit Committee is composed of four non-employee members, each of whom is independent as defined by the New York Stock Exchange listing rules and operates under a charter approved by the Board of Directors.

     The Company's independent accountants, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers certain matters required under Statement on Auditing Standard No. 61 and has received written disclosures and the letter required by Independent Standards Board Standard No.1 from the outside accountants and has discussed with them their independence.

     Audit Fees: The aggregate fees for professional services rendered by PricewaterhouseCoopers in connection with its audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $1.0 million.

     Financial Information Systems Design and Implementation Fees: During the year ended December 31, 2002, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems as described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X (17 CFR 210.2-01
(c)(4)(ii)).

     All Other Fees: Aggregate fees billed for all other services rendered by PricewaterhouseCoopers, other than the services covered in the two previous paragraphs, for the year ended December 31, 2002 were $1.8 million, primarily for the following professional services (in millions):

Audit-related services(1) ..............................   $0.6
Income tax compliance and related tax services .........   $1.2
Other ..................................................   $  0

------------

(1) Audit-related service fees include fees for issuance of consents and comfort letters, audit and accounting assistance with respect to restructuring activities, leasing transactions and acquisitions during the year.

     The Audit Committee has considered whether the non-audit services provided by PricewaterhouseCoopers are compatible with maintaining the independence of PricewaterhouseCoopers and has concluded that the independence of PricewaterhouseCoopers is maintained and is not compromised by the services provided.

     Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

     The Audit Committee also selected PricewaterhouseCoopers to audit the Company's consolidated financial statements for the 2003 fiscal year.

                                        MEMBERS OF THE AUDIT COMMITTEE

                                        Dr. Malcolm R. Currie, Chairman
                                        T.Z. Chu
                                        James H. Keyes
                                        Matthew J. O'Rourke

March 14, 2003

                                PERFORMANCE GRAPH
                 Comparison of Five-Year Cumulative Total Return
                   Among LSI Logic Corporation*, S&P 500 Index
                    and the Philadelphia Semiconductor Index

     The stock price performance shown on the graph following is not necessarily indicative of future price performance.

[THE FOLLOWING DATA WAS REPRESENTED AS A LINE CHART IN THE PRINTED MATERIAL]

                                               Dec-97     Dec-98     Dec-99     Dec-00     Dec-01     Dec-02
                                               ------     ------     ------     ------     ------     ------
LSI Logic Corp. ...........................     $100       $ 82       $344       $174       $161       $ 59
S&P 500 ...................................     $100       $129       $156       $141       $125       $ 97
Philadelphia Semiconductor Index ..........     $100       $133       $267       $219       $198       $110

------------

* During 1997, the Company changed its fiscal year to a straight calendar year from a 52/53-week fiscal year that ended on the Sunday closest to December 31. Prior to the change, the Company's last trading day of its fiscal year may have varied. For consistent presentation and comparison to the industry indices shown herein, the Company has calculated its stock performance graph assuming a December 31 year-end.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended December 31, 2002, its officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, except for the following: a Form 4 for Mr. Wilfred J. Corrigan, Chairman of the Board and Chief Executive Officer, reporting one transaction, was filed late.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Under the Company's Bylaws, in order to be deemed properly presented, notice must be delivered to the Corporate Secretary of the Company at the principal executive offices of the Company no less than 60 days nor more than 90 days prior to the annual meeting; provided, however, if less than 65 days notice of the date of the annual meeting has been given to stockholders, notice by the stockholder to be timely must be delivered to the Company not later than the close of business on the seventh day following the day on which such notice of the annual meeting was mailed. The stockholder's notice must set forth, as to each proposed matter: (a) a reasonably detailed description of the business and reason for conducting such business at the meeting; (b) the name and address as they appear on the Company's books of the stockholder proposing such business, or the name of the beneficial holder or other party on whose behalf the proposal is made; (c) the class and number of shares of the Company owned by the stockholder or beneficial holder or other party on whose behalf the proposal is made and (d) any material interest of the stockholder or beneficial holder or other party on whose behalf the proposal is made in such business.

                                        THE BOARD OF DIRECTORS

March 14, 2003

[LSI LOGIC LOGO]
1621 BARBER LANE
MILPITAS, CA 95035

VOTE BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to LSI Logic Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE
OR BLACK INK AS FOLLOWS:             LSILG1   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

--------------------------------------------------------------------------------
LSI LOGIC CORPORATION

Vote On Directors

1. Election of Directors
   NOMINEES:
   01) T.Z. Chu             05) R. Douglas Norby        For   Withhold   For All
   02) Wilfred J. Corrigan  06) Matthew J. O'Rourke     All      All      Except
   03) Malcolm R. Currie    07) Gregorio Reyes
   04) James H. Keyes       08) Larry W. Sonsini        ( )      ( )       ( )

To withhold authority to vote for a particular nominee, mark "For All Except" and write the nominee's number on the line below.

--------------------------------------------------------

Vote On Proposals                                        For   Against   Abstain

2. To approve an amendment to the Company's Amended
   1995 Director Option Plan to increase the number of
   shares of common stock reserved for issuance
   thereunder by 1,000,000 and to extend the term of
   the Plan to 2013.                                     ( )     ( )       ( )

3. To approve the adoption of the 2003 Equity Incentive
   Plan.                                                 ( )     ( )       ( )

4. To ratify the appointment of PricewaterhouseCoopers
   LLP as independent accountants of the Company for
   its 2003 fiscal year.                                 ( )     ( )       ( )

To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY
DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION
OF DIRECTORS AND FOR PROPOSALS 2, 3, AND 4, AND AS SAID
PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY
PROPERLY COME BEFORE THE MEETING.

For address changes and/or comments, please check this
box and write them on the other side of this proxy card
where indicated.                                                 ( )

                                                                 Yes       No

Please indicate if you plan to attend this meeting.              ( )       ( )

HOUSEHOLDING ELECTION - Please indicate if you consent
to receive certain future investor communications in a
single package per household.                                    ( )       ( )

-------------------------------------------    ---------------------------------

-------------------------------------------    ---------------------------------
Signature [PLEASE SIGN WITHIN BOX]    Date     Signature (Joint Owners)    Date

--------------------------------------------------------------------------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

--------------------------------------------------------------------------------

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

                              LSI LOGIC CORPORATION

                       2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of LSI Logic Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2003, and hereby appoints Wilfred J. Corrigan and David G. Pursel, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of LSI Logic Corporation to be held on May 1, 2003, at 9:00 a.m., local time, at the Fairmont Hotel located at 170 South Market Street, San Jose, CA 95113 and at any adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

      --------------------------------------------------------------------
      Address Changes/Comments:___________________________________________

      ____________________________________________________________________

      ____________________________________________________________________

      --------------------------------------------------------------------

          (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE
                                                                     -----------

--------------------------------------------------------------------------------